UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: APRIL 24, 2008

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-52372 (Commission File Number)	20-3366333 (IRS Employment Identification No.)

408 – 1199 West Pender Street

Vancouver, BC, Canada V6E 2R1

(Address of Registrant’s Principal Executive Offices, including Zip Code)

(604) 689-3443

(Registrant’s Telephone Number, including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry into a Material Definitive Agreement

On December 5, 2007, Black Tusk Minerals Inc., a Nevada corporation (the “Company”), entered into a Master Purchase Agreement (the “Master Purchase Agreement”) with Black Tusk Minerals Peru SAC, a Peru corporation and a newly-formed subsidiary of the Company (“Black Tusk Peru”), Leonard Raymond De Melt, an individual (“Mr.  De Melt”), and Marlene Ore Lamilla, an individual (“Ms.  Lamilla”), pursuant to which the Company agreed to issue an aggregate of 10,000,000 common shares, par value $0.001 per share, of the Company (“Common Shares”), to Ms. Lamilla and her designees (the “Consideration Shares”) in consideration for the transfer by Ms. Lamilla to Black Tusk Peru of certain mining concessions and pediments located in the District of Huanza, Province of Huarochiri, Department of Lima, Peru (the “Peru Properties”). As additional consideration for the transfer of the Peru Properties, Black Tusk Peru agreed to grant to Marlene Ore Lamilla (or her designee) a 1% royalty on the net smelter returns upon commercial production on the Peru Properties.

Concurrently with the execution of the Master Purchase Agreement, Marlene Ore Lamilla and Black Tusk Peru entered into a Mining Concessions and Claims Transfer Agreement, dated as of December 5, 2007 (the “Peru Transfer Agreement”), to govern the transfer and registration of the Peru Properties under Peruvian law.

On April 24, 2008 (the “Closing Date”), the Company consummated the transactions contemplated by the Master Purchase Agreement and the Peru Transfer Agreement. The Company’s consummation of the Master Purchase Agreement and the Peru Transfer Agreement was contingent upon, among other things, the formalization of the Peru Transfer Agreement into a public deed before a Peruvian notary public, recordation of the Peru Transfer Agreement with the appropriate Peruvian governmental entity and registration of the Peru Properties in the name of “Black Tusk Minerals Peru SAC” with the appropriate Peruvian registries. As of the Closing Date, all of the Peru Properties had been registered with the appropriate Peruvian registries, except for the properties designated “Altococha Mine 2” and “Altococha Mine 10”. The Company hopes to complete the registration of these properties as soon as possible.

The Master Purchase Agreement contained representations and warranties by Mr. De Melt and Ms. Lamilla including representations and warranties relating to, among other things, (a)  power and authority; (b) enforceability; (c) breach and consents; (d) tax matters; (e) title to properties; (f) environmental matters; (g) compliance with laws; (h) permits; and (i) litigation. The representations and warranties relating to power and authority, breach and consents and title to properties have no expiration date. The representations and warranties relating to compliance with laws, permits and litigation survive the Closing Date for a period of one year. The representations and warranties relating to tax matters and environmental matters survive until the expiration of the applicable statute of limitations.

The Master Purchase Agreement contained representations and warranties by the Company and Black Tusk Peru including representations and warranties relating to, among other things, (a) organization, power and authority; (b) enforceability; (c) breach and consents; and (d) valid issuance of the 10,000,000 Common Shares to Ms. Lamilla and her designees. The representations and warranties of the Company and Black Tusk Peru have no expiration date.

On the Closing Date, the Company issued 10,000,000 Common Shares to Ms. Lamilla and her designees. The 10,000,000 Common Shares were issued to Ms. Lamilla and her designees outside the United States pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Master Purchase Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a Form SB-2 registration statement (or such other form that it is eligible to use) to register the Common Shares under the Securities Act.

On the Closing Date, the Company entered into a Contribution Agreement with each of Kurt Bordian, Secretary, Treasurer and Director of the Company, and Peter Watson, President and Director of the Company (together, the “Contribution Agreements”), pursuant to which (a) Kurt Bordian contributed to the Company 3,250,000 Common Shares in return for payment of $1,625.00 by the Company to Kurt Bordian; and (b) Peter Watson contributed to the Company 2,750,000 Common Shares in return for payment of $1,375.00 by the Company to Peter Watson. Pursuant to the Contribution Agreements, the Company cancelled an aggregate of 6,000,000 Common Shares.

Immediately following the issuance of 10,000,000 Common Shares to Ms. Lamilla and her designees pursuant to the Master Purchase Agreement and the cancellation of 6,000,000 Common Shares pursuant to the Contribution Agreements, the Company had 22,406,576 Common Shares issued and outstanding.

In connection with the Master Purchase Agreement and the purchase and transfer of the Peru Properties, the Company’s Board of Directors, by written consent dated April 24, 2008: (a) approved the Contribution Agreements; (b) accepted the resignation of Gavin Roy as Vice President of the Company effective as of the Closing Date; (c) accepted the resignation of Peter Watson as President and Director of the Company effective as of the Closing Date; (d) appointed Gavin Roy as President of the Company effective as of the Closing Date; and (e) appointed Gavin Roy as Director of the Company effective as of the Closing Date to fill the vacancy on the Board of Directors left by the resignation of Peter Watson.

ITEM 2.01 – Completion of Acquisition

As described above in Item 1.01 “Entry into a Material Definitive Agreement,” the Company consummated a transaction pursuant to which Black Tusk Peru acquired the following mining concessions and pediments located in the District of Huanza, Province of Huarochiri, Department of Lima, Peru:

Code	Name	Hectacres	Status
01-01324-07	ALTOCOCHA MINE 1	29.93	Concession
01-01327-07	ALTOCOCHA MINE 4	605.00	Concession
01-01598-07	ALTOCOCHA MINE 7	300.00	Concession
01-01597-07	ALTOCOCHA MINE 8	979.73	Concession
01-01664-07	ALTOCOCHA MINE 9	1000.00	Concession
01-04753-06	CORVINA	500.00	Concession
01-04755-06	DELFIN	200.00	Concession
01-04754-06	JOSH 1	600.00	Concession
01-01292-07	ALTOCOCHA MINE	1000.00	Pediment
01-01325-07	ALTOCOCHA MINE 2	196.77	Pediment
01-01326-07	ALTOCOCHA MINE 3	374.41	Concession
01-01328-07	ALTOCOCHA MINE 5	126.92	Concession
01-01665-07	ALTOCOCHA MINE 10	984.67	Pediment
01-01666-07	ALTOCOCHA MINE 11	500.00	Pediment
01-01667-07	ALTOCOCHA MINE 12	300.00	Pediment

As of the Closing Date, the properties designated “Altococha Mine 2” and “Altococha Mine 10” had not been formally registered in the appropriate Peruvian registries in the name of Black Tusk Peru. The Company hopes to complete the registration of these properties as soon as possible.

As of the Closing Date, the Company had not completed a technical report on the Peru Properties.  The Company has engaged an engineer to assist in the technical review of the Peru Properties and produce a report in accordance with National Instrument 43-101, Standards of Disclosure for Mineral Projects.

The Company issued 10,000,000 Common Shares to Ms. Lamilla and her designees in consideration for the transfer of the Peru Properties to Black Tusk Peru.

The following is the disclosure required by Item 2.01(f):

DESCRIPTION OF PAST BUSINESS AND BUSINESS FOLLOWING ACQUISITION OF THE PERU PROPERTIES

General

The Company was incorporated on August 8, 2005 in the State of Nevada with the intention of acquiring mineral exploration projects. The Company’s principal office is located at 408 – 1199 West Pender Street, Vancouver, B.C. V6E 2R1 and its phone number is (604) 689-3443.

On August 24, 2006 the Company entered into a sale and acquisition agreement whereby it acquired a 100% interest in one unpatented mineral claim, representing 440.8066 hectares, or 17.63 mineral units, known as the “GOLDEN BEAR Claim.” The GOLDEN BEAR Claim is located on the east shore of Harrison Lake in the New Westminster Mining District, British Columbia, Canada. In order to maintain the GOLDEN BEAR claim in good standing, the Company was required to make minimal expenditures on the claim or pay renewal fees to the B.C. Ministry of Energy and Mines. Pursuant to 35(1) of the Mineral Tenure Act, a mineral or placer claim forfeits automatically when exploration and development work or payment instead of work has not been registered by the end of the expiry date of the claim. On December 31, 2007, the Company allowed the GOLDEN BEAR claim to lapse. Accordingly, prior to the acquisition of the Peru Properties, the Company held no property interests.

On April 24, 2008, the Company closed the transactions contemplated by the Master Purchase Agreement and the Peru Purchase Agreement and acquired title to the Peru Properties. The Company issued 10,000,000 Common Shares to Ms. Lamilla and her designees in consideration for the transfer of the Peru Properties to Black Tusk Peru. As additional consideration for the transfer of the Peru Properties, Black Tusk Peru agreed to grant to Ms. Lamilla (or her designee) a 1% royalty on the net smelter returns upon commercial production on the Peru Properties. Immediately following the issuance of 10,000,000 Common Shares to Ms. Lamilla and her designees pursuant to the Master Purchase Agreement and the cancellation of 6,000,000 Common Shares pursuant to the Contribution Agreements, the Company had 22,406,576 Common Shares issued and outstanding.

Employees

There are no significant employees other than Kurt Bordian and Gavin Roy.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

RISK FACTORS

There are many factors that affect the Company’s business, prospects, liquidity and the results of operations, some of which are beyond the control of the Registrant. The following is a discussion of some, but not all, of these and other important risk factors that may cause the actual results of the Company’s operations in future periods to differ materially from those currently expected or desired. Additional risks not presently known to management or risks that are currently believed to be immaterial, but which may become material, may also affect the Company’s business, prospects, liquidity and results of operations. The Company’s failure to successfully address the risks and uncertainties described below would have a material adverse effect on the Company’s business, financial condition and/or results of operations, and the trading price of the Company’s common stock may decline and investors may lose all or part of their investment. The Company cannot assure you that the Company will successfully address these risks.

Risks Related to Our Business Generally

If we do not obtain additional financing, our business will fail.

We currently do not have any operations and we have no revenue from operations. Our business plan calls for expenses in connection with the technical review and exploration of the Peru Properties. Our current operating funds will not be sufficient to carry out our planned exploration program on the Peru Properties. In addition, we will require additional financing to provide funds for anticipated operating overhead, professional fees and regulatory filing fees. We will need to obtain additional financing to complete our planned programs and to sustain our business operations. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Peru Properties into commercial production, if warranted. The Company’s plans for the next twelve months are to focus on the exploration of its mineral properties in Peru and estimates that cash requirements of approximately $250,000 will be required for exploration and administration costs and to fund working capital. However, we do not have any commitments to fund such costs during the next twelve months and we do not have sufficient funds to meet our obligations for the short term. Therefore, we plan to raise up to $100,000 in equity financing through private placements of our common shares in the next three months and an additional $150,000 in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through February 28, 2009. Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

We may be unable to continue as a going concern.

We have not generated any revenue or profitable operations since inception and will need equity financing to begin realizing upon its business plan. We have a working capital deficit. These factors raise substantial doubt about our ability to continue as a going concern. We are in the process of seeking sufficient financing to implement our business strategy. Because we will need additional financing to fund our extensive exploration activities there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss since our inception and have no revenues from operations. We estimate that we will be required to raise at least $100,000 in the next three months to satisfy our planned technical review and exploration activities on the Peru Properties and general working capital requirements for general administrative and other expenses. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because our President and our Secretary/Treasurer have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Gavin Roy, our newly appointed President, currently devotes approximately thirty hours per week to our business affairs. Kurt Bordian, our Secretary and Treasurer, currently devotes two to four hours to our business affairs. If the demands of our business require it, Messrs. Roy and Bordian are both prepared to adjust their timetables to devote more time to our business. However, neither of them may be able to devote more time to our affairs when needed. It is possible that the demands of their other interests will increase, with the result that one or both would no longer be able to devote sufficient time to the management of our business. Competing demands on their time may lead to a divergence between their interests and the interests of other shareholders.

Risks Associated with Doing Business in Peru

Environmental, health and safety laws and other regulations may increase our costs of doing business, restrict our operations or result in operational delays.

Our exploration and mining activities are subject to a number of Peruvian laws and regulations, including environmental laws and regulations, as well as certain industry technical standards, permits, licenses and authorizations. Additional matters subject to regulation include, but are not limited to, concession fees and penalties, transportation, production, water use and discharge, power use and generation, use and storage of explosives, controlled chemical supplies, surface rights, community and stakeholders’ participation and involvement, plant and facilities’ construction approval, housing and other facilities for workers, reclamation, taxation, labor standards, mine safety and occupational health.

Environmental regulations and sustainable development standards in Peru have become increasingly stringent over the last decade, which may require us to dedicate a substantial amount of time and money to compliance and remediation activities. We expect additional laws and regulations will be enacted over time with respect to environmental, social and sustainable development matters. Recently, Peruvian environmental laws have been enacted imposing closure and remediation obligations on the mining industry.

The development of more stringent environmental protection programs in Peru and in relevant trade agreements could impose constraints and additional costs on our operations and require us to make significant capital expenditures in the future. We cannot assure you that future legislative, regulatory or trade developments will not have an adverse effect on our business, properties, results of operations, financial condition or prospects.

Governmental regulations and processing licenses.

Governmental approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental offices. We must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority.

New laws and regulations, amendments to existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our results of operations, financial condition and prospects. Exploration, mining and processing activities are dependent upon the grant of appropriate licenses, concessions, leases, permits, approvals, certificates and regulatory consents which may be withdrawn or made subject to limitations. There can also be no assurance that they will be granted or renewed or, if so, on what terms.

Certain licenses contain a range of past, current and future obligations, including minimum expenditure requirements. In some cases there could be adverse consequences of breach of these obligations, ranging from penalties to, in extreme cases, suspension or termination of the licenses or related contracts.

The level of any royalties or taxes payable to the Peruvian government or any other governmental authority in respect of the production of precious or base metals or minerals may be varied at any time as a result of changing legislation.

There is uncertainty as to the termination and renewal of our mining concessions.

Under the laws of Peru, mineral resources belong to the state and government concessions are required to explore for or exploit mineral reserves. In Peru, our mineral rights derive from concessions from the Peruvian Ministry of Energy and Mines for exploration, exploitation, extraction, transportation and/or production operations. Mining concessions in Peru may be terminated if the requirements of the concessionaire are not satisfied.

In order to maintain our mining concessions in good standing in Peru, we are obligated to pay annual fees and to reach minimum production levels after the first six years after the concession title has been granted. If said minimum production is not reached, the holder of the concession would have to pay a US$6.00 penalty per hectare per year. It is possible to avoid payment of the penalty if evidence is provided to the mining authorities that an amount equivalent to not less than ten times the applicable penalty has been invested. Therefore, if it is proven that an investment of US$60.00 per hectare per year has been made in the concession, there will be no obligation to pay the penalty (US$200.00 as of the twelfth year).

Following the same principle established in connection with the validity fee, evidence of compliance with the requested minimum production or investment or, in its defect, payment of the corresponding penalty can only be missed for one year. Non-compliance with any of these possibilities for two consecutive years, results in the cancellation of the mining concession.

Any termination or unfavorable modification of the terms of one or more of our concessions, or failure to obtain renewals of such concessions subject to renewal or extensions, could have a material adverse effect on our financial condition and prospects.

Drilling and Exploration Program and Banking Feasibility Study (BFS).

As with any significant undertaking or effort, the completion of a drilling and exploration program and BFS involves various uncertainties, including availability of materials and labor, labor relations issues, inclement weather, unforeseen engineering, environmental or geological issues, and unanticipated difficulties in obtaining any of the requisite licenses or permits, any of which could give rise to delays or cost overruns or cause the results of the drilling and exploration program and BFS to be less than expected levels. In addition, during perforation and construction of the development tunnels, the contractors could encounter unexpected sub-surface conditions or other difficulties, which could delay or even prevent us from generating or receiving revenues.

Development projects.

The development of new mining operations, which generally result from identifying potentially economically recoverable volumes of minerals or metals, have no operating history upon which to base estimates of future cash operating costs. For such development projects, estimates of proven and probable reserves and cash operating costs are, to a large extent, based upon the interpretation of geological data obtained from drill holes and other sampling techniques and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns may differ from those estimated.

Peruvian economic and political conditions may have an adverse impact on our business.

As of the date of this report, our operations are conducted solely in Peru. Accordingly, our business, financial condition or results of operations could be affected by changes in economic or other policies of the Peruvian government or other political, regulatory or economic developments in Peru. During the past several decades, Peru has had a history of political instability that has included military coups and a succession of regimes with differing policies and programs. Past governments have frequently intervened in the nation’s economy and social structure. Among other actions, past governments have imposed controls on prices, exchange rates and local and foreign investment as well as limitations on imports, have restricted the ability of companies to dismiss employees, have expropriated private sector assets (including mining companies) and have prohibited the remittance of profits to foreign investors.

On April 9, 2006, Peruvian citizens participated in the election for president, congress and representatives to the Andean Parliament, to be appointed for the five-year period commencing July 28, 2006. 24 political parties participated in this election process. As none of the presidential candidates received more than 50 percent of the votes, on June 4, 2006 a run-off election between the top two vote getters was held. On June 16, 2006, the National Office of Electoral Processes proclaimed Mr. Alan Garcia president-elect, thereby bringing the electoral process to an end. Mr. Garcia assumed office on July 28, 2006. Mr. Garcia, a member of the APRA party, was president of Peru from 1985 to 1990. At the inauguration an appeal was made to the most representative companies of the mining industry for a voluntary contribution for regional development, as long as metal and mineral prices remain buoyant.

There is a risk of terrorism in Peru relating to Sendero Luminoso and the Movimiento Revolucionario Tupac Amaru, which were particularly active in the 1980s and early 1990s. We cannot guarantee that acts by these or other terrorist organizations will not adversely affect our operations in the future.

Because, as of the date of this report, we operate solely in Peru, we cannot provide any assurance that political developments in Peru will not have a material adverse effect on market conditions, prices of our securities, our ability to obtain financing, and our results of operations and financial condition.

Legal system in Peru.

Peru may have a less developed legal system than more established economies which could result in risks such as (i) effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or in an ownership dispute, being more difficult to obtain; (ii) a higher degree of discretion on the part of governmental authorities; (iii) the lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iv) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; or (v) relative inexperience of the judiciary and courts in such matters. Peruvian business people, government officials and agencies and the judicial system’s commitment to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to the licenses and agreements for business.

There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by the actions of government authorities or others and the effectiveness and enforcement of such arrangements in Peru cannot be guaranteed.

Native land claims might affect our title to the Peru Properties and our business plan may fail.

We are unaware of any outstanding native land claims on the Peru Properties. However, it is possible that a native land claim could be made in the future. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail. Notwithstanding the foregoing, we currently have a ten year term agreement with the Peasant Community of Huanza, which is the registered titleholder of the land in which our Peru Properties are located, for the use of their land to conduct mining exploration activities. This agreement is in the process of being recorded with the public registry in order to have enforceability against the State and third parties.

Natural hazards may have an adverse impact on our business.

Fires, earthquakes, floods, volcanic eruptions or other similar catastrophic events could cause personal injury, loss of life, damage or destruction to the project or suspension of operations. Although we may maintain insurance to protect ourselves against certain risks, the proceeds of such insurance may not be adequate to cover reduced revenues, increased expenses or other liabilities arising from the occurrence of any of the events described above. Moreover, there can be no assurance that insurance coverage will be available in the future at commercially reasonable rates or that the amounts for which we will be insured will cover all losses.

MANAGEMENTS DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Selected Financial Data

The selected financial information presented below as of and for the periods indicated is derived from our financial statements included in our Form 10-QSB filed with the SEC on April 18, 2008 (the “Third Quarter Form 10-QSB”) and should be read in conjunction with those financial statements.

INCOME STATEMENT DATA	Three Months Ended February 29, 2008	Three Months Ended February 28, 2007	Nine Months Ended February 29, 2008	Nine Months Ended February 28, 2007

Revenue	$0	$0	$0	$0
Expenses	$45,073	$6,475	$152,377	$36,236
Net Income (Loss)	$(45,073)	$(6,475)	$(152,377)	$(36,236)
Income (Loss) per Common Share*	$-	$-	$(0.01)	$-
Weighted Average Number of Common Shares Outstanding	18,325,000	8,836,000	18,068,000	8,701,000

* Basic and Diluted

BALANCE SHEET DATA	At February 29, 2008	At May 31, 2007

Working Capital (Deficiency)	$(40,794)	$(2,104)
Total Assets	$1,854	$4,000
Accumulated Deficit	$(224,231)	$(71,854)
Shareholders’ Equity (Deficit)	$(40,794)	$(2,104)

Historical results of operations for the Company may differ materially from future results.

Plan of Operation

You should read the following discussion plan of operation together with the Company’s financial statements and related notes referenced in this current report. This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this current report.

Golden Bear Claim

On April 24, 2006, we purchased the GOLDEN BEAR Claim from Nicholson and Associates Natural Resources Development Corp. of Vancouver, British Columbia for $7,500, inclusive of the assessment costs, which sum consisted of filing fees of $160, geological report costs of $3,000, and the property purchase payment of $4,340.

In order to maintain the GOLDEN BEAR claim in good standing, we were required to make minimal expenditures on the claims or pay renewal fees to the B.C. Ministry of Energy and Mines. Pursuant to 35(1) of the Mineral Tenure Act, a mineral or placer claim forfeits automatically when exploration and development work or payment instead of work has not been registered by the end of the expiry date of the claim. On December 31, 2007, the Company allowed the GOLDEN BEAR claim to lapse.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.

Peru Properties

The Company’s plans for the next twelve months are to focus on the exploration of its mineral properties in Peru and estimates that cash requirements of approximately $250,000 will be required for exploration and administration costs and to fund working capital. However, we do not have any commitments to fund such costs during the next twelve months and we do not have sufficient funds to meet our obligations for the short term. Therefore, we plan to raise up to $100,000 in equity financing through private placements of our common shares in the next three months and an additional $150,000 in the next twelve months. We believe that such funds, if raised, will be sufficient to meet our liquidity requirements through February 28, 2009.

We anticipate that we will incur the following expenses over the next 12 months as of February 29, 2008:

(1)	$25,000 for expenses related to the proposed acquisition of the Peru Properties;

(2)

$75,000 for operating expenses, including general, legal, accounting and administrative expenses associated with our reporting obligations under the Securities Exchange Act of 1934, and general working capital expenditures; and

(3)	$150,000 for expenses related to the technical review and exploration of the Peru Properties.

Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

Limited Operating History; Need for Additional Capital

Going Concern

In the notes to the Company’s unaudited financial statements as of February 29, 2008 included in the Third Quarter Form 10-QSB, the Company’s auditors included an explanatory paragraph stating that, because the Company had a working capital deficiency of $40,794 as of February 29, 2008 and had incurred accumulated losses of $224,231 for the period from August 8, 2005 (inception) to February 29, 2008, there was substantial doubt about its ability to continue as a going concern.

There is limited historical financial information about the Company upon which to base an evaluation of its performance. The Company is a development stage enterprise and has not generated any revenues from operations. The Company cannot guarantee it will be successful in its business operations. The Company’s business is subject to risks inherent in the establishment of a new mineral exploration company, including limited capital resources, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  To become profitable and competitive, the Company will implement its plan of operation as detailed above.

The Company will be required to raise funds to complete a technical review of the Peru Properties, phase I of a recommended exploration program on the Peru Properties and for general working capital purposes. Such financing activities could include issuing debt or equity securities in the Company and could result in a dilution of the Company’s existing share capital. The Company can give no assurance that future financing will be available to it on acceptable terms or at all. If financing is not available on satisfactory terms, the Company may be unable to continue, develop or expand its operations.

Results of Operations for the Company

Results of Operations for the Quarter Ended February 29, 2008

We did not earn any revenues from November 30, 2007 to February 29, 2008. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $45,073 for the period from November 30, 2007 to February 29, 2008. These operating expenses included: (a) professional fees in connection with our corporate organization of $27,095; (b) donated office rent of $750; (c) donated management services of $1,500; (d) impairment of mineral property costs of $166; and (e) general and administrative costs of $15,562.

We incurred a loss in the amount of $45,073 for the period from November 30, 2007 to February 29, 2008. Our loss was attributable to organizational costs, professional fees, administrative expenses and property impairment costs.

Liquidity and Capital Resources for the Company

Going Concern

In the notes to the Company’s unaudited financial statements as of February 29, 2008 included in the Third Quarter Form 10-QSB, the Company’s auditors included an explanatory paragraph stating that, because the Company had a working capital deficiency of $40,794 as of February 29, 2008 and had incurred accumulated losses of $224,231 for the period from August 8, 2005 (inception) to February 29, 2008, there was substantial doubt about its ability to continue as a going concern.

On February 8, 2008, prior to the closing of the Master Purchase Agreement, the Company completed the offer and sale of 106,500 Common Shares, at a price of $0.15 per share for aggregate gross proceeds of $15,975. The offering of common shares was conducted by the Company in a non-brokered private placement to non-U.S. persons outside the United States pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act. The proceeds of the placement were utilized to cover the Company’s operating costs in implementing its plan of operation.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Inflation

The Company does not believe that inflation has had a significant impact on its results of operations or financial condition.

Critical Accounting Policies

Interim Consolidated Financial Statements

The interim unaudited consolidated financial statements included in the Third Quarter Form 10-QSB have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended May 31, 2007, included in the Company’s Annual Report on Form 10-KSB filed on August 29, 2007 with the SEC.

The consolidated financial statements included in the Third Quarter Form 10-QSB are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position at February 29, 2008 and May 31, 2007, and the consolidated results of its operations and consolidated cash flows for the nine months ended February 29, 2008 and February 28, 2007. The results of operations for the nine months ended February 29, 2008 are not necessarily indicative of the results to be expected for future quarters or the full year.

Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to donated capital and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 29, 2008 and February 28, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on August 8, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Financial Instruments

The fair-value of financial instruments, which include cash, accounts payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Contractual Obligations

As of April 24, 2008, the Company had no material contractual obligations.

DESCRIPTION OF PROPERTY

The Company was incorporated on August 8, 2005 in the State of Nevada with the intention of acquiring mineral exploration projects. The Company’s principal office is located at 408 – 1199 West Pender Street, Vancouver, B.C. V6E 2R1 and its phone number is (604) 689-3443.

On August 24, 2006 the Company entered into a sale and acquisition agreement whereby it acquired a 100% interest in one unpatented mineral claim, representing 440.8066 hectares, or 17.63 mineral units, known as the “GOLDEN BEAR Claim.” The GOLDEN BEAR Claim is located on the east shore of Harrison Lake in the New Westminster Mining District, British Columbia, Canada. In order to maintain the GOLDEN BEAR claim in good standing, the Company was required to make minimal expenditures on the claim or pay renewal fees to the B.C. Ministry of

Energy and Mines. Pursuant to 35(1) of the Mineral Tenure Act, a mineral or placer claim forfeits automatically when exploration and development work or payment instead of work has not been registered by the end of the expiry date of the claim. On December 31, 2007, the Company allowed the GOLDEN BEAR claim to lapse. Accordingly, prior to the acquisition of the Peru Properties, the Company held no property interests.

On April 24, 2008, the Company closed the transactions contemplated by the Master Purchase Agreement and the Peru Purchase Agreement and acquired title to the Peru Properties. As of the Closing Date, all of the Peru Properties had been registered with the appropriate Peruvian registries, except for the properties designated “Altococha Mine 2” and “Altococha Mine 10”. The Company hopes to complete the registration of these properties as soon as possible. The Company issued 10,000,000 Common Shares to Ms. Lamilla and her designees in consideration for the transfer of the Peru Properties to Black Tusk Peru. As additional consideration for the transfer of the Peru Properties, Black Tusk Peru granted to Ms. Lamilla (or her designee) a 1% royalty on the net smelter returns upon commercial production on the Peru Properties.

As of the Closing Date, the Company had not completed a technical report on the Peru Properties.  The Company has engaged an engineer to assist in the technical review of the Peru Properties and produce a report in accordance with National Instrument 43-101, Standards of Disclosure for Mineral Projects.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s common stock as of April 24, 2008 following the closing of the transactions contemplated by the Master Purchase Agreement and includes common shares acquirable upon exercise of outstanding warrants and options exercisable within 60 days of April 24, 2008:

•	each person who is known by the Company to beneficially own more than 5% of its issued and outstanding shares of common stock;

•	the Company’s named executive officers;

•	the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 22,406,576 shares of common stock issued and outstanding as of April 24, 2008.

Name and Address of Beneficial Owner

Name/Position	Address	Number of Shares(1)		Percentage of Issued and Outstanding(1)
Officers and Directors

Gavin Roy	7425 Arbutus Street	3,750,000	(2)	16.74%
President and Director	Vancouver, B.C. V6P 5T2

Kurt Bordian	506 – 1245 Quayside Drive	520,000		2.32%
Secretary, Treasurer and Director	New Westminster, B.C. V3M 6J6

5% Shareholders

Stacy De Melt	512 Mill Street Nelson, B.C. V1L 4S1	2,200,000		9.82%

Matthew Fahey	650 – 1500 West Georgia Street Vancouver, B.C. V6G 3A9	1,700,000		7.59%

Robin Lyman	1322 Devonshire Street Vancouver, B.C. V6H 2G4	1,700,000		7.59%

Name and Address of Beneficial Owner

Name/Position	Address	Number of Shares(1)	Percentage of Issued and Outstanding(1)
Officers and Directors
Leonard Raymond De Melt	810 Malecon Cisneros Miraflores Lima 18, Peru	1,580,000	7.05%
Officers and Directors as a Group (2 persons)		4,270,000	19.06%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)	Includes 800,000 shares held directly by Magellan Management Company over which Gavin Roy has sole investment, voting power and control.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Upon the closing of the Master Purchase Agreement, Peter Watson resigned as President and Director of the Company and Gavin Roy resigned as Vice President of the Company. Gavin Roy was appointed as President and Director of the Company.

The following table sets forth the names, positions held and dates of appointment for the directors and executive officers of the Company.

Name	Position(s)	Held Office or Position Since
Gavin Roy	President and Director	April 24, 2008
Kurt Bordian	Secretary, Treasurer and Director	August 8, 2005

Gavin Roy – President and Director

Gavin Roy was elected Vice President of the Company on August 9, 2007, resigned as Vice President on April 24, 2008 and was appointed as Director and President effective April 24, 2008. Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British Columbia. Prior to forming Magellan Management in 2005, Mr. Roy’s principal occupation during the past five years has been as an investment advisor with Canaccord Capital Corporation, Octagon Capital Corporation and Global Securities Corporation. Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions. Mr. Roy is a director of the following U.S. reporting issuers: Chilco River Holdings, Inc. and Plaza Resources Inc.

Kurt Bordian – Secretary, Treasurer and Director

Kurt Bordian has been the Secretary, Treasurer and a Director of the Company since its inception on August 8, 2005. Mr. Bordian is a designated certified general accountant in Canada and holds a bachelor of commerce (honours) degree from the University of Manitoba. Mr. Bordian worked chiefly in the mineral exploration and oil and gas industries over the past 10 years and currently serves as an officer and/or director of the following companies: Calypso Acquisition Corp. (Corporate Secretary), Canyon Copper Corp. (CFO), Calypso Acquisition Corp. (Director), ESO Uranium Corp. (CFO and Corporate Secretary), Palo Duro Energy Inc. (Corporate Secretary and Director), Magnate Ventures Inc. (President, CEO and Director) and Waymar Resources Ltd. (Director).

Family Relationships

None of the Company’s executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

Corporate Cease Trade Orders and Bankruptcies

None of our directors or officers is, or has been within the ten years before the date of this report, a director or officer of any other company that, while such person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied the company access to any statutory exemptions under applicable securities legislation, for a period of more than 30 consecutive days, or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

Penalties and Sanctions

None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to any securities legislation or by any securities regulatory authority or has entered into a settlement agreement with any securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of our directors or officers has, within the ten years before the date of this report, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or officer.

Conflicts of Interest

To our knowledge, and other than as disclosed in this report, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

EXECUTIVE COMPENSATION

Summary Compensation

A summary of cash and other compensation paid to our President and other executives for the year ending May 31, 2007 and from August 8, 2005 (date of inception) to May 31, 2006 is as follows:

Name and Principal Position	Year Ending May 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gavin Roy President and Director (Former Vice President)	2007 2006	- -	- -	- -	- -	- -	- -	- (1)	- (1)
Kurt Bordian Secretary, Treasurer and Director	2007 2006	- -	- -	- -	- -	- -	- -	- -	- -
Peter Watson (Former President and Director)	2007 2006	- -	- -	- -	- -	- -	- -	- -	- -
(1)

Magellan Management Company, of which Mr. Roy is a principal, has provided administrative and consulting services to the Company. In 2006, Magellan Management received $16,000 in consideration for providing such administrative and consulting services. On August 31, 2006, Magellan Management Company acquired 400,000 shares of the Company’s common stock at $0.001 per share for consulting services for one year ending August 31, 2007. On September 12, 2007, the Company increased its authorized capital from 100,000,000 common shares to 200,000,000 common shares and effected a 2-for-1 forward stock split of its issued and outstanding shares of common stock. Accordingly, as of the date of this report, Magellan Management Company owns 800,000 shares of the Company’s common stock. Gavin Roy was elected Vice President of the Company on August 9, 2007 and resigned as Vice President on April 24, 2008. Gavin Roy was appointed President and Director of the Company effective April 24, 2008.

The Company did not pay any salary or otherwise directly compensate its executive officers in the past three fiscal years.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The Company does not have employment agreements or change of control arrangements with its officers or directors.

Equity Compensation Plan Information

We do not currently have any securities authorized for issuance under equity compensation plans.

Compensation of Directors

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to an officer in the event that we decide to proceed with an exploration program on the Peru Properties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

•	any of our directors or officers;
•	any person proposed as a nominee for election as a director;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding share of common stock;
•	any of our promoters; or
•	any relative or spouse of any of the foregoing persons who has the same home address as such person.

Peter Watson was appointed as Director and President of the Company on August 8, 2005 and served in such capacity until his resignation on April 24, 2008. He acquired 1,875,000 Common Shares at a price of $0.001 per share on August 8, 2005. On September 12, 2007, the Company increased its authorized capital from 100,000,000 Common Shares to 200,000,000 Common Shares and effected a 2-for-1 forward stock split of its issued and outstanding Common Shares resulting in Peter Watson beneficially owning 3,750,000 Common Shares. On April 24, 2008, Peter Watson and the Company entered into a Contribution Agreement pursuant to which Mr. Watson contributed 2,750,000 Common Shares to the Company in return for payment by the Company of $1,375. On April 24, 2008, Peter Watson and Gavin Roy entered into a Share Transfer Agreement pursuant to which Mr. Watson transferred 950,000 Common Shares to Mr. Roy in consideration for the payment by Mr. Roy of $425. Accordingly, as of the date of this report, Peter Watson beneficially owns 50,000 Common Shares constituting less than 1% of the issued and outstanding Common Shares.

Kurt Bordian has been a Director, Secretary and Treasurer of the Company since August 8, 2005. He acquired 1,875,000 Common Shares at a price of $0.001 per share on August 8, 2005. On September 12, 2007, the Company increased its authorized capital from 100,000,000 Common Shares to 200,000,000 Common Shares and effected a 2-for-1 forward stock split of its issued and outstanding Common Shares resulting in Kurt Bordian beneficially owning 3,750,000 Common Shares. On September 13, 2007, the Company completed the offer and sale of 628,076 Common Shares at a price of $0.15 per share in a non-brokered private placement to non-U.S. persons outside the United States under an exemption from registration available under Rule 903 of Regulation S of the Securities Act, pursuant to which Mr. Bordian purchased 20,000 Common Shares. On April 24, 2008, Kurt Bordian and the Company entered into a Contribution Agreement pursuant to which Mr. Bordian contributed 3,250,000 Common Shares to the Company in return for payment by the Company of $1,625. Accordingly, as of the date of this report, Kurt Bordian beneficially owns 520,000 Common Shares constituting 2.32% of the issued and outstanding Common Shares.

Gavin Roy has been a promoter of the Company since inception and was appointed Vice President on August 9, 2007. He served in his capacity as Vice President until his resignation on April 24, 2008, when he was appointed President and Director of the Company. Gavin Roy acquired 1,000,000 Common Shares at a price of $0.001 per share on August 8, 2005. On August 31, 2006, Magellan Management Company, a private British Columbia company controlled by Gavin Roy, acquired 400,000 Common Shares at $0.001 per share for consulting services provided to the Company during the one year period ending August 31, 2007. On September 12, 2007, the Company increased its authorized capital from 100,000,000 Common Shares to 200,000,000 Common Shares and effected a 2-for-1 forward stock split of its issued and outstanding Common Shares resulting in Gavin Roy beneficially owning 2,800,000 Common Shares. On April 24, 2008, Peter Watson and Gavin Roy entered into a Share Transfer Agreement pursuant to which Mr. Watson transferred 950,000 Common Shares to Mr. Roy in consideration for the payment by Mr. Roy of $425. Accordingly, as of the date of this report, Gavin Roy beneficially owns 3,750,000 Common Shares constituting 16.74% of the issued and outstanding Common Shares.

Other than as set forth above, none of Peter Watson, Kurt Bordian or Gavin Roy has entered into any agreement with the Company in which any of them is to receive from the Company or provide to the Company anything of value.

Neither Mr. Bordian nor Mr. Roy would be considered independent under any independence standards applicable to the Company.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of the Company’s common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by the Company’s board of directors;
•	are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company’s affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The Company refers you to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

Cash Dividends

As of the date of this current report, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Company’s board of directors and will depend upon the Company’s earnings, if any, the Company’s capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company’s business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in the Company’s control, however, they only apply when the Company has 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on the Company’s stock ledger and the Company does business in Nevada directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, the Company has no Nevada shareholders. Further, the Company does not currently do business in Nevada directly or through an affiliate corporation. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in the Company’s control.

Stock Transfer Agent

The stock transfer agent for the Company’s securities is Pacific Corporate Trust Company, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9 and its telephone number is (604) 689-9853.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Market for Common Stock

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB ”) of the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.) under the symbol “BKTK.” The OTC Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current “bids” and “asks” as well as volume information. The OTC Bulletin Board is not considered a “national exchange.”

Our common stock began trading on the OTCBB on February 1, 2008. Accordingly, there is only a very limited trading history for our common stock. Further, the market for shares in our common stock is limited because only a small number of our outstanding shares are available for trading in the public market.

As of April 24, 2008, the closing bid quotation for our common stock was $0.25 per share as quoted by the OTCBB. The foregoing quotation reflects inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

As of April 24, 2008, we had 22,406,576 shares of common stock issued and outstanding, held by 87 registered shareholders.

Dividends

The Company has not declared any cash dividends, nor does it intend to do so. The Company is not subject to any legal restrictions respecting the payment of dividends, except that dividends may not be paid if such payment would render the Company insolvent. Dividend policy will be based on the Company’s cash resources and needs and it is anticipated that all available cash will be needed for the Company’s operations in the foreseeable future.

Equity Compensation Plans

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	n/a	n/a	n/a
Equity compensation plans not approved by security holder	n/a	n/a	n/a

LEGAL PROCEEDINGS

Neither the Company nor any of its properties is currently subject to any material legal proceedings or other regulatory proceedings and none are contemplated by the Company, or to the knowledge of the Company, threatened against it.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

In the two most recent fiscal years the Registrant is not aware of any disagreements with the Company’s independent accountants.

RECENT SALES OF UNREGISTERED SECURITIES

As of April 24, 2008, the Company had 22,406,576 Common Shares issued and outstanding, no Common Shares acquirable upon exercise of outstanding common share purchase warrants and no outstanding options to purchase Common Shares.

On September 6, 2007, the Company filed a Certificate of Change with the Nevada Secretary of State amending its Articles of Incorporation, effective as of September 12, 2007, to provide for (a) an increase in the authorized share capital of the Company from 100,000,000 shares to 200,000,000 shares and (b) a 2-for-1 forward stock split of its issued and outstanding shares of common stock, par value $0.001 per share, payable upon surrender of certificates. Pursuant to Nevada Revised Statutes Section 78.209(1), the provisions in the Articles of Incorporation of the Company regarding the authorized number of shares of common stock shall be deemed amended as of the effective date as provided in the Certificate of Change. The Board of Directors authorized the amendment to the Articles of Incorporation on August 31, 2007. Pursuant to Nevada Revised Statutes Section 78.207(1), shareholder approval for the amendment was not required. After giving effect to the stock split, the Company had 17,672,000 shares of common stock issued and outstanding

On September 13, 2007, the Company completed the offer and sale of 628,076 Common Shares at a price of $0.15 per share for aggregate gross proceeds of $94,211.45. The offering of common shares was conducted by the Company in a non-brokered private placement to non-U.S. persons outside the United States pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act.

On February 8, 2008, the Company completed the offer and sale of 106,500 common shares, par value $0.001 per share, of the Company, at a price of $0.15 per share for aggregate gross proceeds of $15,975. The offering of common shares was conducted by the Company in a non-brokered private placement to non-U.S. persons outside the United States pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act.

On April 24, 2008, the Company issued 10,000,000 Common Shares to Ms. Lamilla and her designees pursuant to the terms of the Master Purchase Agreement. The 10,000,000 Common Shares were issued to non-U.S. persons outside the United States pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada General Corporate Law (“NGCL”) permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the NGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The Company may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company’s best interest and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In certain cases, the Company may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers pursuant to the foregoing provisions, the Company is informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

The unaudited financial statements for the Company for the quarter ended February 29, 2008 are included in the Company’s Form 10-QSB filed on April 18, 2008 with the SEC.

INDEX TO EXHIBITS

See the index to exhibits provided in this current report under Item 9.01 “Financial Statements and Exhibits,” below.

ITEM 3.02 – Unregistered Sales of Equity Securities

On April 24, 2008, the Company issued 10,000,000 Common Shares to Ms. Lamilla and her designees pursuant to the terms of the Master Purchase Agreement. The 10,000,000 Common Shares were issued to non-U.S. persons outside the United States pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act. For more information on the Master Purchase Agreement see the disclosure under Item 1.01 “Entry into a Material Definitive Agreement.”

ITEM 5.02 – Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers

Upon the consummation of the transactions contemplated by the Master Purchase Agreement, on April 24, 2008, Peter Watson resigned as President and Director of the Company and Gavin Roy resigned as Vice President of the Company. On April 24, 2008, the Company’s Board of Directors (a) accepted the resignation of Gavin Roy as Vice President of the Company effective as of April 24, 2008; (b) accepted the resignation of Peter Watson as President and Director of the Company effective as of April 24, 2008; (c) appointed Gavin Roy as President of the Company effective as of April 24, 2008; and (d) appointed Gavin Roy as Director of the Company effective as of April 24, 2008 to fill the vacancy on the Board of Directors left by the resignation of Peter Watson.

Article 3, Section 3.2, of the Company’s Bylaws, provides that vacancies on the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. Accordingly, no shareholder consent was required in order to appoint Gavin Roy to the Board of Directors.

For the information required to be disclosed pursuant to Item 5.02(c)(2), see the disclosure under Item 2.01 “Completion of Acquisition”.

ITEM 5.06 – Change in Shell Company Status

As described above in Item 1.01 “Entry into a Material Definitive Agreement,” pursuant to the Master Purchase Agreement and the Peru Transfer Agreement, the Company acquired a total of fifteen mining concessions and pediments located in the District of Huanza, Province of Huarochiri, Department of Lima, Peru.

Prior to the acquisition of the Peru Properties, the Company had no or nominal operations and assets. For the information required to be disclosed pursuant to Item 5.06, see the disclosure under Item 1.01 “Entry into a Material Definitive Agreement”.

ITEM 9.01 – Financial Statements and Exhibits

Exhibit #	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Change (2)
3.3	Bylaws (1)
10.1	Property Acquisition Agreement, dated August 24, 2006, between Black Tusk Minerals Inc. and George E. Nicholson (1)

10.2	Term Sheet, dated August 13, 2007, among Black Tusk Minerals Inc., Leonard Raymond De Melt and Marlene Ore Lamilla (3)
10.3	Master Purchase Agreement, dated December 5, 2007, among Black Tusk Minerals Inc., Black Tusk Minerals Peru SAC, Leonard Raymond De Melt and Marlene Ore Lamilla (4)
10.4	Mining Concessions and Claims Transfer Agreement, dated December 5, 2007, between Black Tusk Minerals Peru SAC and Marlene Ore Lamilla (English Translation)

(1)	Previously filed with the SEC on Form SB-2 on September 28, 2006.
(2)	Previously filed with the SEC on Form 8-K dated September 11, 2007.
(3)	Previously filed with the SEC on Form 8-K dated August 14, 2007.
(4)	Previously filed with the SEC on Form 8-K dated December 7, 2007.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERALS INC. (Registrant)

Dated: April 28, 2008	By: /s/ Gavin Roy Gavin Roy President (Chief Executive Officer)